CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-4266) of our report dated May 30, 1996, on our audits of the financial statements of Mariner Health Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                                    /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 11, 1996